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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-36612 and 33-53963), Form S-4 (Nos. 33-43383 and 33-43076) and Form S-8 (Nos. 33-53665 and
33-54553) of Amax Gold Inc. of our report dated February 17, 1995, appearing on page 24 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Denver, Colorado
March 29, 1995